                                                                         1.

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                       ----------------------------

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15 (d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported):      April 8, 2002
                                                      ----------------------

                            THE TIMKEN COMPANY
                    ---------------------------------
           (Exact name of registrant as specified in charter)

       Ohio                        1-1169                    34-0577130
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(State or Other Jurisdiction     (Commission               (IRS Employer
     of Incorporation)            File Number)            Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio                             44706-2798
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(Address of Principal Executive Offices)                           (Zip Code)

     Registrant's telephone number, including area code:  (330) 438-3000

ITEM 5. OTHER EVENTS
Press Releases
     On April 8, 2002, The Timken Company issued the following press release:
                 Timken and NSK form joint venture
                      to build plant in China

CANTON, OH - April 8, 2002 - The Timken Company and NSK Ltd. have agreed to form a joint venture that will build a plant near Shanghai, China to manufacture certain tapered roller bearing product lines.  Construction of the plant is to begin later in 2002, and production is scheduled to start early in
2004.  Ownership of the joint venture, Timken-NSK Bearings (Suzhou) Co. Ltd., will be divided evenly between Timken and NSK.
     "This initiative continues the transformation of The Timken Company. It positions us to work more effectively with our global customers by establishing manufacturing capacity in Asia for small-size automotive product," said
James W. Griffith, president and chief operating officer. "It also continues our efforts to reduce our manufacturing costs by adding a low-cost source for these products. This joint venture with NSK will help both of us grow profitably as independent companies."
     "Both Timken and NSK are bearing industry leaders," said Tetsuo Sekiya, president and chief executive officer of NSK Ltd., "and this joint venture will help both companies maintain their worldwide competitiveness.  This partnership will enable us to combine our technical and management strengths in the production of bearings that are used widely."
     The joint venture plant will specialize in the production of single-row tapered bearings that are used in medium- to high-volume applications, frequently in automotive and also in certain industrial applications. Equipment for the plant will come from a Timken plant in the United Kingdom that is closing, as well as from NSK operations in Japan.
     "The markets for these bearings are fiercely competitive," said Mr.
Sekiya.  "To meet the demands of our customers, we must manufacture them in a total lowest cost environment."
     In April of 2001, Timken launched a manufacturing restructuring that includes rationalizing its plant operations to create a global network of factories focused on producing specific product lines or components. In addition, a major goal of the strategy is to reduce manufacturing costs by
$100 million by the end of 2004.  "We are on track to achieve our cost-
reduction goal.  This joint venture will further contribute to reducing costs and increasing our global competitiveness," said Mr. Griffith. "Our fundamental goal is to create additional value for both our customers and shareholders, and this joint venture will do precisely that."
     The new venture will supply Timken and NSK with bearings made to each company's specifications. And, each company will then market the product independently under their respective brands.
     The Timken Company (NYSE: TKR) (http://www.timken.com) is a leading international manufacturer of highly engineered bearings, alloy and specialty steels and components, as well as a provider of related products and services.
With operations in 24 countries, the company employs about 18,700 people world-
wide and recorded 2001 sales of U.S. $2.4 billion.
     NSK (http://www.nsk.com) is the largest bearing company in Japan and a leader in the world bearing industry.  The company employs more than 23,000 people, operates in 26 countries and has 51 manufacturing plants in 14 countries.  Recorded sales in 2001 were U.S. $4.3 billion.

  Certain statements in this news release (including statements regarding the company's future performance) that are not historical in nature are "forward-
looking" statements within the meaning of the Private Securities Litigation
Reform Act of 1995.  The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including the company's ability to successfully implement the joint venture described in this press release and the company's ability to achieve the benefits of its ongoing restructuring programs.  These and additional factors are described in greater detail in the company's 2001
Annual Report, page 39 and the Annual Report on Form 10-K for the year ended
December 31, 2001.  The company undertakes no obligation to update or revise any forward-looking statement.

                                SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-
signed hereunto duly authorized.

                                          THE TIMKEN COMPANY

                                          By:  /s/ Gene E. Little
                                               -----------------------------
                                               Gene E. Little
                                               Senior Vice President - Finance
Dated:  April 8, 2002